Exhibit 99.1

FREMONT MICHIGAN INSURACORP, INC.

933 East Main Street

Fremont, Michigan 49412

April 18, 2011

Dear Fremont Employees:

This morning we announced that Fremont Michigan InsuraCorp, Inc. (“Fremont”) entered into an agreement to be acquired by Auto Club Insurance Association (“ACIA”). Although there is a signed agreement between us and ACIA, the transaction is subject to customary conditions, including approval by our stockholders and various regulatory authorities. However, I am writing to you now to share with you what I believe this transaction, if consummated, would mean to you.

ACIA, based in Dearborn, Michigan, and with its affiliates offers a full range of personal lines insurance products and services through a network of captive agents, independent agents and exclusive agents throughout the Midwest. ACIA is an affiliate of AAA Auto Club Group, which provides membership, travel, and financial services to more than 4.2 million members in Illinois, Indiana, Iowa, Michigan, Minnesota, Nebraska, North Dakota, and Wisconsin.

The completion of this transaction will have no significant impact on how we run our insurance business. The current management team, including myself, will continue to run Fremont. There will be no change in our mission, values or operating principles. We will be expected to continue our long-term strategy that focuses on risk versus reward, human capital, quality services to our policyholders and agents.

I have always attributed our long-term success to the employees and independent agents of Fremont. I am confident that you will be as excited by this new development as I am and that, together with ACIA, we will continue, uninterrupted, to build on Fremont’s reputation for excellence.

There is attached a Question and Answer (“Q&A”) sheet which should help you further understand this proposed transaction.

Sincerely,

Richard E. Dunning

President and CEO

TRANSACTION Q&A

What did Fremont announce?

Fremont Michigan InsuraCorp, Inc. (“Fremont”), a Michigan exclusive property and casualty insurer, and Auto Club Insurance Association (“ACIA”), a Michigan domiciled reciprocal inter-insurance exchange, today announced that they have entered into a definitive Agreement and Plan of Merger (“Agreement”). Under the terms of the Agreement, ACIA will acquire all of the outstanding shares of Fremont for $36.15 per share in cash, for an aggregate purchase price of approximately $67.7 million.

The $36.15 per share purchase price represents a premium of approximately 35% over the $26.75 per share closing price of FMMH on April 15, 2011, the last trading day prior to today’s announcement. The purchase price equals approximately 1.4 times the GAAP book value of Fremont at December 31, 2010.

The Board of Directors of Fremont determined the transaction was in the best interest of Fremont’s shareholders, unanimously approved the proposed transaction and recommended that its shareholders vote to approve the merger. The Board of Governors of ACIA likewise voted in support of the merger. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, and approval by a majority of Fremont’s shareholders. There is no financing condition and the purchase price will be made with ACIA’s available cash. The transaction is expected to close in the third quarter of 2011.

Will there be an Annual Meeting of Shareholders the second week of May as in prior years?

The Board of Directors of Fremont has decided to delay the 2011 Annual Meeting of Shareholders in May in light of a Special Meeting of Shareholders that will be called in the near future for the purpose of having shareholders vote on the merger. Shareholders will be provided a Notice of the Special Meeting along with proxy materials when the date is set.

I own Fremont common stock; what will happen to my shares?

After the closing, you will receive $36.15 in cash for each share of Fremont common stock that you own on that date. Prior to the closing you will receive instructions regarding the conversion of your shares into cash. You will also receive a proxy statement containing further information regarding the transaction and instructions on how shares may be voted.

What is ACIA’s business?

Auto Club Insurance Association and its affiliates offer a full range of personal lines insurance products and services through a network of captive agents and independent and exclusive agents located throughout the Midwest. ACIA is an affiliate of AAA Auto Club Group, which provides membership, travel and financial services to more than 4.2 million members in Illinois, Indiana, Iowa, Michigan, Minnesota, Nebraska, North Dakota and Wisconsin.

What happens to Fremont Insurance Company?

Fremont will become a wholly owned subsidiary of ACIA and Fremont Insurance will remain as our subsidiary. We will continue to operate our property and casualty insurance business under the Fremont Insurance Company name.

Who will manage Fremont Insurance after the closing?

The current management, including Dick Dunning as President and CEO, will remain in place after the closing and will continue to run Fremont Insurance.

Where will Fremont Insurance’s Offices be located?

Our headquarters will remain in our current location and we will maintain Fremont Insurance’s operations, facilities and capabilities in Fremont, Michigan;

How can this transaction benefit Fremont Insurance?

This as a positive transaction for our agents, employees and the Fremont community as ACIA plans to maintain Fremont’s franchise and use the company to increase its independent agency distribution in the state of Michigan and surrounding states from our executive offices in Fremont. ACIA is one of the most respected insurance companies in Michigan, and our current and future insureds will benefit from the added financial strength of Fremont becoming part of the ACIA organization, which has an A.M. Best Financial Strength Rating of “A” (Excellent). Among ACIA’s existing subsidiaries are many talented and experienced insurance professionals and the systems and infrastructure to support a wide range of insurance products. In due course, some of you will have the opportunity to collaborate with your new colleagues to leverage these resources and expand our commercial lines business in other states.

Will ACIA change any of Fremont’s compensation, group health insurance or other employee benefit plans?

For the rest of 2011, you will have your same Fremont benefit plans. It is intended that at some point we will make a transition to ACIA’s plans, but no final decisions have been made on this yet. ACIA and the Fremont management team will work on this in the coming months. However, since Fremont’s common stock will no longer be publicly traded following the closing of the transaction, the Fremont stock purchase component of our 401(k) Plan will be terminated as of the closing.

Will there be layoffs at Fremont as a result of this transaction?

ACIA is acquiring Fremont because it is a well-managed, well positioned insurance company. Therefore we expect there will be no layoffs.

What will happen to the Fremont 401(k) Plan?

The Fremont 401(k) Plan will continue but the Fremont common stock investment option will no longer be available following closing of the transaction. If you hold Fremont common stock in your 401(k) Plan account at the closing of the transaction, it will be converted into cash at $36.15 per share.

When will the closing of the Merger occur?

We currently anticipate that the Merger will close in the third quarter of 2011. The Merger is subject to customary conditions, including approval by our stockholders and various regulatory authorities.

Will this reduce Fremont’s support for the community?

Fremont Insurance intends to continue to provide financial and other support in the Fremont community in a manner consistent with our past practices.

Where can I get an answer if I have additional questions?

Please email your questions to Richard Dunning (rdunning@fmic.com) at Fremont and we will endeavor to provide you with an answer and more information via periodic updates.

What if I am contacted and asked a question about this transaction by a member of the news media, a financial analyst or a shareholder?

Do not answer any such inquires. As always, refer any such questions to either Richard Dunning or Kevin Kaastra.

Can I trade in Fremont stock while the Merger is pending?

No. Employees of Fremont should not engage in any transaction in our stock until Wednesday, April 20, 2011, including transactions in their 401(k) Plan account. Even after that date, Fremont employees are subject to restriction on trading while the Merger is pending. Before you plan to sell any shares of stock of Fremont, please contact Fremont’s Vice President of finance, Kevin Kaastra, to confirm that such sales are permitted under Fremont’s

Policy Regarding Insider Trading which is available from Chris Streichhirsch. Under SEC rules, no employee may buy or sell securities of Fremont while in possession of material nonpublic information or engage in any other action or conduct to take advantage of, or pass on to others, any material nonpublic information regarding Fremont.

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Forward-Looking Statements

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont. For a list of factors which could affect Fremont’s results, see Fremont’s filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in Fremont’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Fremont will be those anticipated by management. Factors that might cause such a difference include, without limitation, the possibility that the closing does not occur or is delayed, either due to the failure of closing conditions, including approval of the Company’s shareholders, the failure to obtain required regulatory approvals or other reasons. Other factors not currently anticipated by management may also materially and adversely affect the closing of the merger transaction. Fremont does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

Fremont intends to file a proxy statement with the SEC in connection with shareholder approval of the proposed merger. Fremont’s officers and directors may be participants in the solicitation of proxies from Fremont shareholders with respect to the merger. Information about Fremont’s executive officers and directors, their ownership of Fremont common stock and their direct and indirect interests in the merger will be described in the preliminary and definitive proxy statements regarding the merger. The definitive proxy statement will be mailed to Fremont’s shareholders, who are urged to read the proxy statement and other relevant materials that are or may be filed with the SEC when they become available because they will contain important information about Fremont and the merger. Shareholders may obtain copies of these documents and other documents filed with the SEC at the SEC’s website: www.sec.gov, or at Fremont’s website: www.fmic.com.

Fremont filed its Annual Report on Form 10-K for the year ending December 31, 2010 with the Securities and Exchange Commission (SEC) on March 30, 2011. Investors and security holders may access the Form 10-K document at the SEC’s website: www.sec.gov. In addition, investors and security holders may access a link to the documents filed with the SEC by Fremont at its corporate website: www.fmic.com. Shareholders may request a printed copy of the Form 10-K document by sending a written request to Fremont.